Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Peter D. Aquino, the Chief Executive Officer (Principal Executive Officer) of Primus Telecommunications Group, Incorporated (the “Company”), and James C. Keeley, the Acting Chief Financial Officer, Vice President, Corporate Controller, and Treasurer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 9, 2012

/s/ PETER D. AQUINO	/s/ JAMES C. KEELEY
Peter D. Aquino Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	James C. Keeley Acting Chief Financial Officer, Vice President, Corporate Controller, and Treasurer (Principal Financial and Accounting Officer)